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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report on the financial statements of HTTP Insights Limited as of December 28, 2000 and the period from inception (July 12, 2000) to December 28, 2000 dated May 17, 2001 (and to all references to our Firm) included in this registration statement dated December 26, 2001.

ARTHUR ANDERSEN

London, England
December 26, 2001